Exhibit 99.21.1

HEADWATERS INCORPORATED

2005 LONG TERM INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AWARD

GRANT NOTICE

Headwaters Incorporated (the “Company”), pursuant to its 2005 Long Term Incentive Compensation Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto except the Plan, which is being delivered by electronic mail and all of which are incorporated herein in their entirety. Capitalized terms herein shall have the meaning given them by the Plan or the Restricted Stock Agreement unless the context requires a different meaning.

Participant:	«FIRST» «LAST»
Date of Grant:	1 November 2007
Vesting Commencement Date:	30 September 2008
Number of Shares Subject to Award (“Shares”):	«IND_RESTRICTED_STOCK»
Consideration:	Participant’s Services

Vesting Schedule:	One-third (1/3rd) of the Shares shall vest with the completion of each complete year of Service beginning with the Vesting Commencement Date.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements on that subject with the exception of awards previously granted and delivered to Participant under the Plan.

HEADWATERS INCORPORATED		PARTICIPANT:

By:	/s/ Kirk A. Benson
Signature
Signature

Title:	C.E.O
Date:

Attachments:

Restricted Stock Agreement,

2005 Long Term Incentive Compensation Plan via email,

form of Assignment Separate from Certificate, and

form of Joint Escrow Instructions